CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-250205 on Form N-2 of our report dated September 23, 2022 relating to the financial statement of BlackRock 2037 Municipal Target Term Trust, appearing in the Statement of Additional Information, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 23, 2022